Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp

1000 Louisiana Street, Suite 6800

Houston, Texas 77002-5026

_____

TEL: (713) 655-5100 FAX: (713) 655-5200 www.skadden.com September 12, 2025

FIRM/AFFILIATE

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Twenty One Capital, Inc.

111 Congress Avenue, Suite 500

Austin, Texas 78701

RE:	Twenty One Capital, Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as United States special counsel to Twenty One Capital, Inc. (the “Company”), a Texas corporation, in connection with the registration statement on Form S-4 of the Company (such registration statement, as amended, being hereinafter referred to as the “Registration Statement”), filed on September 12, 2025, with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), on the date hereof, relating to the registration of up to 315,116,673 shares of Class A common stock of the Company, par value $0.01 per share (“Company Class A Stock”)(the “Registered Shares”), that may become issuable upon consummation of the transactions contemplated by the business combination agreement, dated as of April 22, 2025 (as amended, restated or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, Cantor Equity Partners, Inc. (“CEP”), Twenty One Merger Sub D, a Cayman Islands exempted company and wholly owned subsidiary of Pubco (“CEP Merger Sub”), Twenty One Assets, LLC, a Delaware limited liability company (“Twenty One”), Tether Investments, S.A. de C.V., an El Salvador Sociedad anónima de capital variable (“Tether”), iFinex, Inc., a British Virgin Islands company (together with Tether the “Sellers”) and, solely for certain limited purposes, Stellar Beacon LLC.

Twenty One Capital, Inc.

September 12, 2025

Pursuant to the Business Combination Agreement, upon the consummation of the transactions contemplated thereby, (i) CEP will merge with and into CEP Merger Sub, with CEP Merger Sub continuing as the surviving entity (the “CEP Merger”), as a result of which shareholders of CEP will receive one share of Company Class A Stock for each Class A ordinary share of CEP, par value $0.0001 per share held by such shareholder of CEP, and (ii) Twenty One will merge with and into a Delaware corporation to be formed by a to-be-formed indirect subsidiary of CEP (“Company Merger Sub”), with Company Merger Sub continuing as the surviving company (the “Company Merger,” and together with the CEP Merger, the “Mergers,” and together with the transactions contemplated by the Business Combination Agreement and its related agreements, the “Business Combination”), as a result of which the Sellers will receive shares of Company Class A Stock and Class B common stock of the Company, par value $0.01 per share, in exchange for their membership interests in the Company.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In rendering the opinion stated herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) the Registration Statement;

(b) an executed copy of the Business Combination Agreement, filed as Exhibit 2.1 to the Registration Statement;

(c) the form of the Company’s Amended and Restated Certificate of Formation (the “Certificate of Formation”), to be in effect immediately prior to the consummation of the offering of the Registered Shares and filed as Exhibit 3.2 to the Registration Statement;

(d) the form of the Company’s Amended and Restated Bylaws (the “Bylaws”) to be in effect immediately prior to the consummation of the offering of the Registered Shares and filed as Exhibit 3.3 to the Registration Statement; and

(e) a copy of the written consent of the sole director of the Company, adopted on April 22, 2025, approving, among other things, the Business Combination Agreement, the Business Combination, the filing of the Registration Statement and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

Twenty One Capital, Inc.

September 12, 2025

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties contained in the Business Combination Agreement.

In rendering the opinion stated herein, we have also assumed that prior to the issuance of the Registered Shares: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the shareholders of CEP will have approved, among other things, the Business Combination, including the Certificate of Formation and Bylaws; (iii) any transactions contemplated by the Business Combination Agreement to be consummated concurrent with or prior to the Mergers will have been consummated. We have further assumed that (i) an appropriate account statement evidencing the Registered Shares credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent, and (ii) the issuance of the Registered Shares will be properly recorded in the books and records of the Company.

We do not express any opinion with respect to the laws of any jurisdiction other than the Texas Business Organizations Code (including, to the extent applicable, the Texas constitution and judicial decisions) and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

As used herein, “Organizational Documents” means those documents listed in the bulleted paragraphs (c) and (d) above.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when the Registration Statement becomes effective under the Securities Act, the Business Combination is consummated in accordance with the terms of the Business Combination Agreement and the Registered Shares have been duly authorized by the Company, the Registered Shares will be validly issued, fully paid and nonassessable.

In addition, in rendering the foregoing opinion we have assumed that:

(a) the Company’s issuance of the Registered Shares does not and will not (i) except to the extent expressly stated in the opinions contained herein, violate any statute to which the Company or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments), and we have further assumed that the Company will continue to have sufficient authorized shares of the Company Class A Stock;

Twenty One Capital, Inc.

September 12, 2025

(b) no procedures have been instituted for, and no other event has occurred, that would result in the liquidation, dissolution or winding-up of the Company; and

(c) the Company’s authorized capital stock is as set forth in the Certificate of Formation, and we have relied solely on the form of such Certificate of Formation, to be in effect immediately prior to the consummation of the offering of the Registered Shares and filed as Exhibit 3.2 to the Registration Statement, and have not made any other inquiries or investigations.

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP